Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No 333-201016 and No.333-214291) of GeoPark Limited of our report dated March 6, 2017 relating to the financial statements, which appears in this Form 20-F. We also consent to the reference to us under the heading “Presentation of Financial and Other Information” in this Form 20-F.

/s/ Price waterhouse & CO S.R.L

By:	/s/ Ezequiel Luis Mirazón (Partner)
Ezequiel Luis Mirazón

Autonomous City of Buenos Aires, Argentina

April 11, 2017